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MANAGEMENT AGREEMENT
WITH OPTION TO PURCHASE
(AL II - 5 Development Facilities)

This Management Agreement with Option to Purchase (the "Agreement") is entered into as of March ____, 1999, by and among Emeritus Management LLC, a Washington limited liability company, and Emeritus Properties I Inc., (collectively "Managers" and each a "Manager"), Emeritus Corporation, a Washington Corporation ("Emeritus"), and AL Investors Development LLC, a Delaware limited liability company ("AL Investors Development") for itself and as sole managing member on behalf of each of the Facility Entities as set forth in Exhibit A (collectively "Facility Entities" and each a "Facility Entity"). (AL Investors Development and the respective Facility Entity which owns a Facility are sometimes collectively referred to herein as "Owner" or with respect to all Facilities "Owners"). Owners desire to engage Managers to manage the Facilities as defined in Exhibit A upon the terms and conditions set forth herein. All capitalized terms not otherwise defined herein shall have the meaning set forth in Exhibit A.

1. BACKGROUND AND GENERAL TERMS

1.1 Purchase Agreements. AL Investors Development has entered into (a) a Purchase and Sale Agreement dated of even date herewith with Meditrust Company LLC, a Delaware limited liability company ("Meditrust"), relating to the purchase of the Facilities ("Purchase Agreement"), and (b) a Supplemental Purchase Agreement In Connection With Purchase Of Facilities with Emeritus and Emeritus Properties I, Inc., ("Supplemental Agreement") relating to certain additional terms and conditions in connection with purchase of the Facilities (the Purchase Agreement and the Supplemental Agreement collectively the "Purchase Agreements"). Initially, the Facility entitled Loyalton of Phoenix is being acquired pursuant to the Purchase Agreements by the respective Facility Entity on or about the date of this Agreement and shall be subject to this Agreement. Each additional Facility shall be acquired, subject to satisfaction of the conditions in the Supplemental Agreement, and made subject to the Purchase Agreement at Closing of that Facility. This Agreement shall be fully effective as to the Facility entitled Loyalton of Phoenix and such additional Facilities that may be acquired by Owners and made subject to this Agreement, notwithstanding that all Facilities may not be acquired. All Facilities made subject to this Agreement will each be owned by the respective Facility Entity and managed by the Managers pursuant to this Agreement.

1.2 Master Agreement. Under the terms and conditions of this Agreement, Emeritus Management LLC will manage all of the Facilities made


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subject to this Agreement (except the Facility entitled Loyalton of Lakewood shall be co-managed by Painted Post Properties, Inc. as set forth in an Amendment to this Agreement at the time Loyalton of Lakewood is acquired by Owners and made subject to this Agreement). Pursuant to Section 3.6, Emeritus Properties I, Inc., an Affiliate of Emeritus, will be co-manager of all Facilities except Loyalton of Lakewood, subject to the provisions of Section
3.6. It is intended that the terms of this Agreement shall apply to each of the Facilities as if this Agreement were a direct agreement between each Facility Entity and the respective Manager (and, if applicable, co-Manager) and the operational results upon which the Management Fee (Base Management Fee and Accrued Management Fee) and Operating Deficit and Operating Profit are determined, except as otherwise expressly provided herein, shall be determined separately for each Facility. A default or Event of Default under this Agreement with respect to any Facility shall be a default or Event of Default as to all Facilities.

1.3 Qualifications. Owners desire to engage the Managers to manage, on behalf of the Owners and subject to their overall supervision and control, each respective Facility and Managers represent to AL Investors Development and the Facility Entities that they are experienced and duly qualified under all applicable Legal Requirements to manage assisted living facilities. By entering into this Agreement, Owners do not delegate or intend to delegate to Managers any powers, duties, or responsibilities which Facility Entities are prohibited by Legal Requirements from delegating. Owners also retain such other management authority as shall not have been expressly delegated to the Managers pursuant to this Agreement.

1.4 Emeritus Guaranty. Concurrently with the execution of this Agreement, Emeritus is entering into a Guaranty of Management Agreement and Shortfall Funding Agreement ("Emeritus Guaranty") in favor of the Facility Entities and Owners guaranteeing the Managers' obligations under this Agreement and agreeing to fund any Operating Deficit in excess of the Owner's Deficit Contribution as more particularly defined herein and in the Emeritus Guaranty.

1.5 Consideration. In consideration of Owners' consummating the Purchase Agreements and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to enter into and perform their respective obligations under this Agreement.

2. TERM

2.1 The Term. The term ("Initial Term") of this Agreement shall commence on the date hereof and as to each Facility subsequently acquired by


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Owners pursuant to the Purchase Agreements and made subject to this Agreement upon execution of a memorandum so indicating ("Commencement Date") and shall expire as to all Facilities made subject to this Agreement at midnight on December 31, 2001 (the "Termination Date"). If the Closing under the Purchase Agreements as to any Facility does not occur for any reason, this Agreement shall not be applicable as to such Facility and no party hereto shall have any liability or obligation under this Agreement as to such Facility. The Initial Term and Extension Term are sometimes collectively referred to herein as the "Term".

2.2 Extension Term. If Emeritus fails to exercise or is not entitled to exercise the Purchase Option as provided for in Section 13, Owners may extend this Agreement for a period of up to twelve (12) months beyond the Termination Date as to any or all Facilities as determined by Owner in its sole discretion ("Extension Term") by giving notice of such election (which shall include designation of the Facilities and the applicable Extension Term) to Managers at least ninety (90) days prior to the Termination Date. In such event, the provisions of Section 13 of this Agreement shall not be applicable during any Extension Term.

3. GRANT OF AUTHORITY AND OBLIGATIONS OF MANAGERS

3.1 Grant to Managers. Owners hereby grant to Managers the right to supervise and direct the management and operation of the Facilities subject to the terms of this Agreement and the overall supervision and control of Owners. Managers accept such grant and agree that they will supervise and direct the management and operation of the Facilities in accordance with the terms of this Agreement and the general supervision of Owner. Managers, subject to the terms of this Agreement, shall have the general authority and responsibility to (i) determine operating policy and standards of operation, maintenance, and resident care for the Facilities except where Legal Requirements require an Owner to do so in which event Manager and such Owner shall consult with each other to allow Owner to determine policy and standards, (ii) supervise and direct all phases of advertising and marketing for the Facilities, (iii) carry out all phases of the Annual Plans and (iv) perform such other acts and things as shall be necessary to operate the Facilities in an efficient manner which is consistent with customary and commercially reasonable practice in the industry for comparable facilities. Managers acknowledge the trust and confidence placed in them pursuant to this Agreement and at all times agree to act in the best interest of Owners in managing and operating the Facilities.

3.2 Annual Plans

3.2.1 Preparation and Approval. Not later than December 1 prior to the commencement of each Operating Year, other than the initial Operating Year,


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the Managers shall submit to Owners a draft of an annual budget and forecast for the operation of each Facility subject to this Agreement for the forthcoming Operating Year containing projections of Total Revenues and budgets of Operating Expenses, Fixed Operating Expenses, Capital Improvements, and Operating Deficit or Operating Profit (the "Annual Plan"). Such budget and forecasts shall be in reasonable detail and in such form as reasonably required by Owners. The Annual Plan shall include the assumptions upon which the forecasts and budgets were prepared, and shall include a proposed annual marketing plan and proposed resident care and services plan and such other information as may be reasonable and appropriate to fully advise Owners of all material facts and assumptions relevant to an evaluation of the Annual Plan for each Facility. Managers shall review the Annual Plan with Owners, and subject to Owners' approval of each Annual Plan (which Owners shall endeavor to give by December 31), Manager shall implement and operate the Facilities in accordance with such approved Annual
Plan for the successive Operating Year. When the Annual Plan is approved by Owners, the respective Manager is authorized to incur and pay for the Operating Expenses, Fixed Operating Expenses and Capital Improvements set forth in the Annual Plan and implement the provisions of the Annual Plan. The Annual Plan shall be updated as of June 1 of each Operating Year if requested by Owner. The draft Annual Plan for the first Operating Year for the Facility entitled
Loyalton of Phoenix shall be provided to Owners on or before April 30, 1999, and such draft Annual Plan shall be approved or disapproved in accordance with this
Section 3.2.1. and Section 3.2.2. As to additional Facilities added to this Agreement, the draft annual plan shall be provided to Owner on or before Closing unless otherwise specified by Owners.

3.2.2 Disapproval of Plan. If an Owner declines to approve a specific item or items of an Annual Plan for a Facility or the Facilities, the Manager shall make appropriate revisions to the Annual Plan and resubmit the Annual Plan to the Owner for approval. Until an Annual Plan is approved for each Operating Year, the item or items in question will be replaced by an amount equal to such budget item for the Operating Year prior thereto, except for Fixed Operating Expenses over which Manager has no control and except for Capital Improvements as to which the item or items will be replaced with $250 per Operating Year per unit for each Facility.

3.2.3 Compliance with Annual Plan. Managers agree to use best efforts to operate the Facilities as provided in the Annual Plan for that Facility. Notwithstanding the foregoing, Managers shall not expend more than the aggregate budget category for each of Operating Expenses, Fixed Operating Expenses and Capital Improvements with respect to each Facility or exceed any line item in Operating Expenses or Capital Improvements for a Facility by more than ten percent (10%) without an Owner's prior approval. In the event actual Total


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Revenues shall be less than projected Total Revenues as set forth in the Annual
Plan, Managers shall use all reasonable efforts to effect a proportionate reduction in variable Operating Expenses.

3.2.4 Group Services. Managers and their Affiliates will furnish to the Facilities the benefits of any "Group Services" which Managers and their Affiliates may have in effect from time to time, which phrase shall mean goods and services provided jointly to other assisted living facilities owned or managed by Emeritus or its Affiliates on a group or joined basis to realize maximum economy. Group Services may include (a) bulk purchases of supplies and services, (b) centralized purchasing service, and (c) centralized marketing services. Each Owner shall have the option of whether and to the extent each respective Facility shall participate in Group Services; provided that if Owner determines that a Facility shall not participate in Group Services, then to the extent such goods and services are reasonably required for the operation of such Facility, Manager shall arrange for an alternative provider of such goods and services on the most favorable terms then practicable. The costs of all Group Services shall be allocated among the Facilities and other assisted living facilities on an equitable basis in proportion to the benefits rendered to each and the costs of any Group Services provided to the Facilities shall be included in the Annual Plan if the Facilities participate in Group Services.

3.3 Personnel.

3.3.1 General. Consistent with the Annual Plan for each Facility, the respective Manager shall hire, discharge, promote and supervise the executive staff of the Facilities and will supervise through such executive staff the hiring, discharging, promotion and work of all other operating and service employees of the Facility. All members of the staff of a Facility shall be reasonably qualified for their positions, and the Compensation payable to such persons shall be comparable to the compensation paid to the staff of other comparable assisted living facilities in the general area, taking into account the location and size and targeted residents of each Facility. Manager shall have in its employ at all times at each Facility a sufficient number of capable employees to enable it to properly, adequately, safely and efficiently manage, operate, maintain and account for the Facilities. Manager shall fully comply with all applicable Legal Requirements with respect to such employees. Manager represents that it is and will continue to be an equal opportunity employer and must advertise as such and Manager shall not engage in any form of discrimination from the employment or hiring as independent contractors of any personnel, including, without limitation, discrimination as to race, color, creed, religion, age, gender, marital status, sexual preference, national origin or disability.


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3.3.2 Managers as Employer. All executive staff members and other employees at the Facilities shall be direct employees of the Managers or their Affiliates and not of Owners, and all Compensation of such employees shall be paid by the Managers as part of Operating Expenses as approved in the Annual Plan. Without limiting the foregoing, Managers shall, for purposes of such employment relationship, be acting as an independent contractor and not as an agent of Owners. Owners shall not have any liability or responsibility for the work place conditions or employees at any Facility. Managers shall ensure that all employees required to be licensed under any Legal Requirements shall be so licensed.

3.3.3 Labor Relations. The Managers will not become involved in any negotiations with any labor unions or enter into any collective bargaining agreement or labor contract resulting therefrom without the prior approval of the Owner of any affected Facility.

3.4 Additional Responsibilities of Managers. Manager shall, as agent for the respective Facility Entity, perform the following services, or cause the same to be performed, for each Facility:

      (a) Enter into Residency Agreements in the general form approved by Owner for each Facility and perform the services required thereunder and use diligent efforts to enforce the provisions thereof.

      (b) In accordance with the applicable Annual Plan, enter into such Ordinary Contracts for goods and services or furnishing of utilities, maintenance and repair as shall be reasonably necessary for the proper operation and maintenance of each Facility. Major Contracts, unless set forth in the Annual Plan, shall require the prior approval of Owner.

      (c) In accordance with the applicable Annual Plan, enter into such Ordinary Leases as shall be necessary or convenient for the operation of a Facility. Major Leases, unless set forth in the applicable Annual Plan, shall require the prior approval of Owner.

      (d) In accordance with the applicable Annual Plan, make all repairs and improvements (including Capital Improvements) to the Facility as shall be reasonably necessary for good order, condition and repair.

      (e) In accordance with the applicable Annual Plan, purchase such Operating Equipment and Operating Supplies as shall be reasonably necessary for the proper operation of a Facility.


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      (f) Maintain in the name of the applicable Facility Entity all Permits required in connection with the operation and management of the Facility. In connection with all Permits, each Facility Entity agrees to execute and deliver any and all applications and other documents as shall be reasonably required and to otherwise reasonably cooperate with the Manager in applying for, obtaining and maintaining such Permits. Provided, however, it shall be the sole responsibility of Managers to cause each Facility and Facility Entity to obtain and maintain all required Permits and to operate the Facility in compliance with such Permits.

      (g) Cause to be done all such acts and things in and about a Facility as shall be necessary to comply with all Insurance and Legal Requirements. Without limiting the foregoing, Manager shall, consistent with the applicable Annual Plan, provide adequate security in and about the Facility.

      (h) Cause each Facility to comply with all applicable covenants and provisions of any Mortgage to the extent such covenants and provisions relate to the operation, management, compliance with Legal Requirements, and condition of the Facilities, provided that Owners shall have delivered to Manager true and correct copies of any Mortgage then in effect. Without limiting the generality of the foregoing, (A) Managers acknowledge that they have been provided with a copy of and have approved the terms and conditions of (i) the Initial Senior Loan and (ii) the Initial Junior Loan and (B) Managers agree to cause the Facilities at all times to be in compliance with the provisions of Sections 6.2(a)(i), 6.2(a)(iv), 6.2(a)(v) and 6.20 of the Master Loan Agreement and Sections 4.3, 4.4, 4.6 through 4.11, and 4.13 through 4.20 of each Project Loan Agreement (as defined in the Master Loan Agreement) entered into in connection with the Initial Senior Loan. Managers also agree to cause the Facilities to be in compliance at all times with the provisions of the Initial Junior Loan relating to the operation, management, compliance with Legal Requirements and condition of the Facilities. Owners shall promptly forward to Managers any notices of default or noncompliance with respect to the foregoing which they may receive under the Initial Senior Loan, Initial Junior Loan or any successor Mortgage.

      (i) Cause each Facility and its operations to comply with the requirements of all Contracts, including but not limited to Residency Agreements, Third Party Payors and Third Party Payor Programs, and all Leases.

      (j) Retain legal counsel for a Facility selected by an Owner which will represent the Owner, Manager and the Facility on all legal questions as reasonably necessary relating to Legal Requirements, and will institute any and all legal actions or proceedings as shall be reasonably necessary to collect charges or other income for the Facility, prepare or review Contracts, or to resolve claims (except those arising under this Agreement); provided, however, that without the


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prior approval of Owner, Manager shall not institute any proceedings involving claims in excess of $5,000 or to terminate any Major Contract or Major Lease.

      (k) With respect to refurbishment or renovation of any Facility or other Capital Improvements approved by Owner, Managers shall negotiate contracts for the construction or acquisition of such Capital Improvements, secure all necessary Permits, and supervise the design, acquisition, and construction to assure that such Capital Improvements are completed in a good and workmanlike manner free of any Liens and in accordance with the budget approved by Owners.

      (l) Promptly notify Owners of any default by Emeritus or its Affiliates under the warranties, representations, covenants and indemnities in the Purchase Agreements and promptly cure any such default at its sole cost and expense (and not as an Operating Expense).

      (m) Cause Emeritus to comply with all reporting, net worth, and liquidity requirements of the Initial Senior Loan and the Initial Junior Loan applicable to Emeritus.

      (n) Cause to be done all such acts and things to maintain the Facility in good condition for the Primary Intended Use.

      (o) Maintain and repair in good condition all buses or vans used in connection with the operation of the Facilities, title to which shall remain in Managers or their Affiliates.

      (p) Prepare and, consistent with the applicable Annual Plan, implement a life safety plan for the Facility complying with all Legal Requirements to be used in the event of fire or other casualty at the Facility.

3.5 Unauthorized Acts. Notwithstanding anything to the contrary herein, Managers shall have no authority to:

3.5.1 No Borrowing. Borrow on behalf of or loan any funds of a Facility Entity;

3.5.2 No Liens or Transfer. Create or permit any Lien on all or any portion of a Facility (except for a Mortgage) or sell, convey or otherwise transfer all or any portion of a Facility without Owner's approval which may be withheld in its sole discretion except for replacement of Furnishings and Equipment and Operating Equipment in the ordinary course of business.


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3.5.3 No Change of Use. Do or permit any act or omission which would impair the use of any Facility for the Primary Intended Use;

3.5.4 No Violation. Do or permit any act or omission which would violate Legal Requirements or the terms of any Permit with respect to any Facility or which would cause any such Permit to lapse or expire;

3.5.5 Violation of Agreement. Do or permit any act or omission or incur any liability which exceeds Manager's authority under this Agreement;

3.6 Licensing. If all Permits required by Governmental Authorities have not been duly and validly transferred or reissued in accordance with all Legal Requirements in the name of the applicable Facility Entity at closing under the Purchase Agreements, then Managers at their sole cost and expense shall cause all such Permits to be transferred or reissued in accordance with all Legal Requirements in the name of the applicable Facility Entity within ninety (90) days after the date of this Agreement (except as to the Facility entitled Loyalton of Lakewood where such transfer shall occur, if at all, at the time specified in an amendment to this Agreement at the time Loyalton of Lakewood is acquired by Owners and made subject to this Agreement. Until such time, Emeritus Properties I, Inc., as holder of the Permits (except as to the Facility entitled Loyalton of Lakewood), shall act as co-manager hereunder in order to ensure that each Facility has the benefit of such Permits as they may hold until transfer or reissuance of the Permits. At such time, Emeritus Properties I, Inc. and Painted Post Properties, Inc., if applicable, shall cease to be Managers hereunder.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF MANAGERS

Managers hereby represent, warrant and covenant as follows:

4.1 Existence, Power, Qualification. Each of the Managers is a limited liability company, corporation, or limited partnership respectively duly organized, validly existing and in good standing under the laws of the State of Washington and qualified to do business in each state in which it is managing a Facility. Each of the Managers has all requisite limited liability company, corporate or limited partnership power and authority respectively to manage each Facility pursuant to the terms of this Agreement.

4.2 Valid and Binding. Each of the Managers is duly authorized to make and enter into this Agreement and to carry out the duties contemplated herein. This Agreement has been duly executed and delivered by each of the Managers and is the legal, valid and binding obligation of each of the Managers enforceable in accordance with its terms.


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4.3 Single Purpose. Managers have not engaged in and shall not during the Term engage in any business other than management and operation of the Facilities pursuant to this Agreement, and the operation and management of the facilities pursuant to the AL Management Agreement and the AL II Operating Management Agreement.

4.4 Ownership of Managers. Managers are and shall remain during the Term of this Agreement wholly owned by Emeritus and no other Person shall have any direct or indirect interest or management rights therein.

5. INSURANCE

5.1 General Insurance Requirements. During the Term of this Agreement and thereafter until Managers no longer manage one or more Facilities, Managers shall cause each Facility when made subject to this Agreement and the business operations conducted at the Facility insured as set forth below (the cost of which shall be an Operating Expense):

5.1.1 Types and Amounts of Insurance. The insurance on all of the Facilities shall include the following unless otherwise approved by Owners:

      (a) property loss and physical damage insurance on an all-risk basis (with only such exceptions as Owner may approve) covering each Facility (exclusive of
Land) for its full replacement cost (without deduction for depreciation) and a deductible for each Facility not in excess of TWENTY FIVE THOUSAND DOLLARS ($25,000). Nonconforming uses shall be insured for replacement cost of existing improvements without regard to the ability to rebuild the improvements. Manager as an Operating Expense will keep in force an all risk property insurance policy covering Manager's furniture, furnishings and equipment situated at the Facilities, including but not limited to the van or bus for each Facility until legal title is transferred to Owners, but the proceeds of any insurance on a van or bus shall be paid to the respective Owner.

      (b) flood insurance (if the Facility or any portion thereof is situated in an area which is considered a flood risk area by the U.S. Department of Housing and Urban Development or any future Governmental Authority charged with flood risk analysis) in limits reasonably acceptable to the Owner and subject to the availability of such flood insurance;

      (c) boiler and machinery insurance (including related electrical apparatus and components) under a standard comprehensive form, providing coverage against loss or damage caused by explosion of steam boilers, pressure


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vessels or similar vessels, now or hereafter installed at any Facility, in limits approved by Owners;

      (d) business interruption insurance in an amount and to the extent reasonably specified by Owners, but in no event in an amount less than Fixed Operating Expenses plus projected Operating Profit for a period of twelve (12) months, and include either an agreed amount endorsement or a waiver of any co-insurance provisions so as to prevent any insured from being a co-insurer;

      (e) commercial general liability insurance on an occurrence basis insuring the applicable Owner and Managers against claims for personal injury or death or property damage occurring at each Facility, including coverages with amounts not less than FIVE MILLION DOLLARS ($5,000,000) per occurrence with respect to bodily injury and death and THREE MILLION DOLLARS ($3,000,000) for property damage;

      (f) Employees' fidelity insurance in an amount not less than $1,000,000 protecting owner against any misappropriation of funds with respect to any Facility by Manager's employees;

      (g) umbrella/excess general liability insurance on an occurrence basis in an amount not less than $5,000,000;

      (h) professional liability insurance in an amount not less than TEN MILLION DOLLARS ($10,000,000) for each medical incident;

      (i) physical damage insurance on an all-risk basis (with only such exceptions as Owners in their reasonable discretion shall approve) covering tangible Personal Property for the full replacement cost thereof (without deduction for depreciation) and with a deductible not in excess of $5,000 for each Facility;

      (j) "Workers Compensation" and Employees Liability Insurance providing protection against all claims arising out of injuries to all employees of Managers (employed at the Facility or any portion thereof) in amounts approved by Owners; and

      (k) During the period of any construction at any Facility, the so-called "builder's all-risk completed value" insurance for any improvements under construction;

      (l) Business auto liability insurance including hired and non-owned automobile coverage in an amount not less than $1,000,000 combined single limit; and


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      (m) such other insurance or modifications to the above insurance requirements as Owners from time to time approve and as may from time to time be required by applicable Legal Requirements and/or by any Mortgagee. Managers shall be responsible to ensure that each contractor and subcontractor working at a Facility provides evidence of general liability insurance including coverages with amounts not less than $1,000,000 per occurrence and workers' compensation insurance in the amount required by law, and which liability insurance shall cover the applicable Owner and Mortgagee as an additional insured.

5.1.2 Insurance Company Requirements. All such insurance required by this Agreement shall be issued and underwritten by insurance companies licensed to do insurance business by, and in good standing under the laws of, the state in which each Facility is located and which companies have and maintain a rating of A:X or better by A.M. Best Co. or such higher rating as may be required by any Mortgagee.

5.1.3 Policy Requirements. Every policy of insurance from time to time required under this Agreement (other than worker's compensation) shall name the respective Facility Entity and Owners as owner or loss payee and additional named insured as appropriate with respect to liability insurance. Each such policy, where applicable or appropriate, shall:

      (a) include mortgagee, loss payable and additional named insured endorsements reasonably acceptable to Mortgagee;

      (b) provide that the coverages may not be cancelled, reduced or otherwise modified except upon not less than thirty (30) days' prior written notice to Owner and to any Mortgagee;

      (c) be primary and noncontributing with respect to any other insurance carried by Owners and Managers, not be invalidated by any negligent act or omission of Owner or Manager or any foreclosure proceeding relating to a Facility and otherwise be in such form as shall be acceptable to Owners.

5.1.4 Notices, Certificates and Polices. Manager shall promptly provide to Owner copies of any and all notices (including notice of non-renewal), claims and demands which Manager receives from insurers with respect to a Facility. At least ten (10) days prior to the expiration of any insurance policy required hereunder, Manager shall deliver to Owner certificates and evidence of insurance relating to all renewals and replacements thereof, together with evidence, satisfactory to Owner, of payment of the premiums thereon. Manager shall deliver to Owner original counterparts or copies certified by the insurance company to be


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true and complete copies, of all insurance policies required hereunder not later than ten (10) days after receipt thereof by Manager.

5.1.5 Right to Place Insurance. If Manager shall fail to obtain any insurance policy required hereunder or shall fail to deliver the certificate and evidence of insurance relating to any such policy to Owner, or if any insurance policy required hereunder (or any part thereof) shall expire or be cancelled or become void or voidable by reason of any breach of any condition thereof, or if Owner reasonably determines that such insurance coverage is unsatisfactory by reason of the failure or impairment of the capital of any insurance company which wrote any such policy, upon demand by Owner, Manager shall promptly but in any event in not more than ten (10) days thereafter obtain new or additional insurance coverage on the Facility, as provided herein. In the event Manager fails to perform its obligations under this Section, Owner may obtain such insurance and pay the premium or premiums therefor and be reimbursed therefor as an Operating Expense, plus, at Manager's sole expense interest from the date advanced at the Overdue Rate.

5.1.6 Payment of Proceeds. All insurance policies required hereunder (except for general public liability, professional liability and workers' compensation and employers liability insurance) shall provide that in the event of loss, injury or damage, subject to the rights of any Mortgagee, all proceeds shall be paid solely to Owner. Only Owner is authorized to adjust and compromise any such loss and to collect and receive such proceeds unless Owners authorize Manager in writing to act as Owners' authorized agent.

5.1.7 Blanket Policies. Notwithstanding anything to the contrary contained herein, Managers' obligations to secure and maintain the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Managers and its Affiliates; provided, however, that any such blanket policy shall include an agreed amount endorsement with respect to each Facility and such other provisions so that the coverage afforded to Owner shall not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Agreement by reason of the use of such blanket policy of insurance.

5.2 Waiver of Liability. Notwithstanding anything to the contrary herein, neither Managers nor Owners shall assert against the other, and do hereby waive with respect to each other, any claims for any losses, damages, liability or expenses (including attorneys' fees) incurred or sustained by either of them on account of injury to persons or damage to property arising out of the ownership, operation and maintenance of the Facilities to the extent that the same are covered


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by the insurance carried under this Section 5. Each party shall notify their respective insurance carriers of such mutual waivers and shall cause their respective insurance companies to waive in writing, by endorsement or otherwise, subrogation against the other on account thereof and to acknowledge that such waivers do not cause any invalidation of coverage provided by such insurance companies.

6. INDEMNITY

6.1 Indemnification by Manager. Except with respect to the gross negligence or willful misconduct of the respective Owner or any of the other Indemnified Parties, as to which no indemnity is provided, each Manager and Emeritus, jointly and severally, hereby agrees to indemnify, defend and hold harmless with counsel reasonably acceptable to Owner, the respective Owner and each of the other Indemnified Parties from and against all damages, losses, liabilities, obligations, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs and other expenses of litigation) suffered by, or claimed or asserted against, the respective Owner or any of the other Indemnified Parties, directly or indirectly, by any Person based on, arising out of or resulting from (a) the management of the Facility or any business conducted therein; (b) any act, fault, omission to act or misconduct by
(i) any Manager, (ii) any Affiliate of a Manager, or (iii) any employee, agent, licensee, business invitee, guest, customer, contractor or submanager of any of the foregoing parties, relating to, directly or indirectly, the respective Facility; (c) any accident, claim of malpractice, injury or damage whatsoever caused to any Person; (d) any default or Event of Default under this Agreement by Manager or any liability, damage, loss, obligation, penalty, cost, and other expense incurred by Manager which exceeds Manager's authority under this Agreement; (e) following closing pursuant to the Purchase Option set forth in
Section 13 any liability, damage, loss, obligation, penalty, cost, and other expense whatsoever, whether arising before or after closing thereunder from the Contracts, Leases, Legal Requirements, the Permits, or the operation of the Facility or any business conducted therein; and (f) any liability under Section
2.4 of the mortgage or deed of trust executed by a Facility Entity pursuant to the terms of the Master Loan Agreement executed in connection with the Initial Senior Loan and comparable provisions of the Initial Junior Loan except to the extent caused by the actions of Owners. All costs and expenses of Manager pursuant to this indemnity shall be at the sole expense of Manager except the cost or expense shall be an Operating Expense rather than the sole expense of Manager only under the following circumstances and only under subsections (a) and (c) above as long as Manager was not in violation or breach of this Agreement, not negligent, and such claim arose in the ordinary course of business. In all other circumstances, all costs and expenses under this Section shall be the sole cost and expense of Managers and shall not be an Operating Expense. The indemnity provided for in this Section 6.1 shall survive the expiration or sooner termination of this Agreement.

6.2 Indemnified Parties. As used in Section 6.1, the term "Indemnified Parties" shall mean Owners or any of them, the Facility Entities or any of them, AL II Holdings, any Mortgagee and their respective successors, assigns, employees, servants, agents, attorneys, officers, directors, shareholders, members, managers, partners and owners.

6.3 Indemnification by Owners. Owners, jointly and severally, agree to indemnify, defend, and hold harmless with counsel reasonably acceptable to Managers, the Managers and Emeritus from and against all damages, losses, liabilities, obligations, penalties, costs and expenses (including without limitation, reasonable attorneys' fees, court costs and other expenses of litigation) suffered by, or claimed or asserted against, the Managers or Emeritus, directly or indirectly, by any Person based on, arising out of or resulting from the gross negligence or willful misconduct of Owners under this Agreement.

7. MANAGEMENT FEES

7.1 Payment. Subject to the provisions of Section 7.2, the Facility Entities shall pay the Managers for services rendered by the Managers pursuant to this Agreement an amount equal to seven percent (7%) of the Total Revenues from each Facility (determined separately for each Facility) then subject to this Agreement during the Initial Term and any Extension Term of this Agreement ("Management Fee"), which amount shall be paid on a monthly basis, based upon the Total Revenues earned by such Facilities during the previous month, with the first payment to be made on the 4th day of the first full month after the Commencement Date, and continuing on the 4th day of each month thereafter until the expiration or sooner termination of this Agreement. During the Extension Term, the Management Fee shall be 7% of Total Revenues for such Facility with no further accrual of any portion of the Management Fee.

7.2 Limitation on Fees. The Management Fees payable to the Managers shall be limited during the Initial Term to five percent (5%) of Total Revenues for each Facility (determined separately for each Facility) ("Base Management Fee") until such time that such Facility is producing an Operating Profit for three (3) consecutive calendar months. The unpaid two percent (2%) of the Management Fee shall be accrued without interest until an Operating Profit is achieved for three (3) consecutive calendar months ("Accrued Management Fee"). From and after the date that each Facility (determined separately for each Facility) produces an Operating Profit for not less than three (3) consecutive calendar months, the Managers shall be entitled to receive the full Management Fee and the Accrued

Management Fee from prior periods for such Facility to the extent Operating Profit is available therefor. If there is an Operating Deficit for three (3) consecutive calendar months, the Management Fee for such Facility shall be limited to the Base Management Fee thereafter until Operating Profit is thereafter achieved for such Facility for three (3) consecutive calendar months. As set forth above, the computation of Base Management Fee, Accrued Management Fee, and the conditions under which the Accrued Management Fee is payable shall be determined separately for each Facility subject to this Agreement. Notwithstanding anything to the contrary contained herein, any obligation of Owners to pay any Accrued Management Fee for any Facility shall terminate automatically at the expiration of the Initial Term if Emeritus does not timely exercise or at such time as it is not entitled to exercise the Purchase Option set forth in Section 13, and in any event any Accrued Management Fee shall be paid solely out of Operating Profit for such Facility (and not out of Operating Profit for any other Facility) and neither the Facility Entities nor AL Investors Development shall have any liability to pay the Accrued Management Fee during the Initial Term or upon expiration or sooner termination of this Agreement from any other funds or by any Owner's Deficit Contribution pursuant to Section 8.3.

8. ACCOUNTS; OPERATING DEFICIT CONTRIBUTIONS; RECORDS AND REPORTS

8.1 Bank Accounts. Manager shall establish an Agency Account and a Reserve Account for each Facility (which may be aggregated for one or more Facilities as Owner may reasonably specify) at a banking institution or institutions selected by Owner after consultation with Manager, and such accounts shall be in Manager's name, as agent for the respective Owner (collectively the "Facility Accounts"). Manager, as agent of Owners, will deposit in the Agency Account all monies received from the operation of the Facilities as Total Revenue and, together with any interest earned thereon, will disburse the same from the Agency Account for the purposes set forth in the following Section 8.2. Revenues or funds received by Managers from the Facilities that do not constitute Total Revenues shall be immediately paid to Owner or placed in the Agency Account as directed by Owners. To the extent required under any Legal Requirement, deposits received pursuant to any Residency Agreement shall be maintained in a segregated Agency Account for such deposits, and all amounts in such segregated deposit Agency Account shall be used only to refund deposits in accordance with Residency Agreements and, if any such deposits are forfeited under the terms of a Residency Agreement, for deposit into the Agency Account. All funds derived from the deduction for the Reserve Fund described in Section 8.4 shall be placed in the Reserve Account and shall be transferred to the Agency Account for the purpose of disbursement as expenditures are made in accordance with the provisions of Section 8.4. Manager shall not commingle any funds in the Facility Accounts with Manager's or any Affiliate's other funds. Notwithstanding the foregoing as to each of the Facility Accounts, the Owner shall be designated as an additional signatory on each of the Facility Accounts entitled to withdraw all or any of the funds in said accounts in the event that Manager has filed a voluntary petition or is the subject of an involuntary petition in bankruptcy, insolvency or reorganization under the bankruptcy law or in any event if this Agreement has expired or sooner terminated. In addition, if Emeritus does not timely exercise or no longer has the right to exercise the Purchase Option, then Owner shall have the right to implement a cash management system whereby amounts in the Agency Accounts are automatically swept into accounts of the Owners on a monthly or other regular basis specified by Owners. Managers shall reasonably cooperate with Owners in implementing such cash management system. It is expressly agreed and understood that all funds standing in the Facility Accounts described herein are the sole property of the respective Owner, notwithstanding that Manager shall have the right to withdraw funds therefrom for the purposes set forth in this Agreement.

8.2 Expenditures. In accordance with the Annual Plan, except as otherwise approved by Owners, Managers as agent of the Facility Entities are hereby authorized to pay from the Agency Account for each Facility in the following order of priority such amounts and at such times as are required to pay the following expenditures for each Facility:

      (a) The Operating Expenses;

      (b) The Fixed Operating Expenses (exclusive of any Base, Accrued or other Management Fee and Capital Improvements) except for such items as Owner has elected to pay directly;

      (c) The cost of Capital Improvements approved by Owner;

      (d) The Base Management Fee or if the conditions set forth in Section 7.2 have been satisfied the full Management Fee for the current period;

      (e) The Accrued Management Fee from prior periods if the conditions set forth in Section 7.2 have been satisfied;

      (f) Any Operating Deficit Loan (as defined in Section 8.3 below), if any;

      (g) Any Cash Available for Distribution to Owner, which shall be paid over to Owners as directed by Owners within twenty (20) days after the end of each calendar month during the Term.

Funds in the Agency Account shall not be utilized for any other purpose.

8.3 Deficit Contributions. In the event that Total Revenue from a Facility is insufficient, or is anticipated to be insufficient, to pay the Operating Expenses and Fixed Operating Expenses of such Facility during any calendar month during the Initial Term, upon twenty (20) days' written notice from the Manager, Owners, subject to refusal or failure of the holders of the Senior Loan to fund such amounts as provided below, shall deposit or cause to be deposited funds in the Agency Account in advance on a monthly basis in an amount equal to the Operating Deficit for the upcoming calendar month up to the aggregate Operating Deficit for such Facility as set forth on Exhibit B ("Owners Deficit Contribution"). Owner's Deficit Contribution shall be determined separately for each Facility and Owner's obligation to fund Operating Deficits for each Facility shall not exceed the amount for such Facility set forth on Exhibit B, notwithstanding that Owner's Deficit Contribution as to any other Facility may not have exceeded the maximum amount for such Facility. Manager acknowledges that the Owner's Deficit Contribution will be funded from the proceeds of the Senior Loan and be subject to the conditions for funding set forth therein. Subject to Owner's approval of the draw request, which shall not unreasonably be withheld, Manager agrees to process the draw request for the Owner's Deficit Contribution from the Senior Lender and prepare all financial and other information required to fund the draw request. If the Senior Lender refuses or fails to advance all or any portion of Owner's Deficit Contribution for any Facility, then Emeritus shall loan such amount, together with interest at the Prime Rate, to the respective Owner ("Operating Deficit Loan"). Any outstanding Operating Deficit Loans shall be repaid as provided in Section 8.2, from the proceeds of the Senior Loan designated for such purpose, or, if not sooner repaid, upon the expiration or sooner termination of this Agreement. Notwithstanding anything to the contrary, upon expiration or sooner termination of this Agreement, repayment and priority of any outstanding Operating Deficit Loan shall be subordinate in all respects to repayment and priority of the Senior Loan. Promptly after the end of such calendar month, the parties shall reconcile the payment of Owner's Deficit Contribution based upon the actual Operating Deficit for such month. All Operating Deficits for any Facility during the Initial Term remaining after Owner has funded the full amount of the Owner's Deficit Contribution, or Emeritus has loaned such amount to Owners, for such Facility as set forth in Exhibit B, shall be funded absolutely and unconditionally by Emeritus into the Agency Account or otherwise as directed by Owners as and when necessary to pay, but in any event no later than ten (10) days after written notice from Owners, all Operating Deficits for any Facility during any calendar month during the Initial Term (which commences on the date hereof and expires December 31, 2001), as more particularly set forth herein and in the Emeritus Guaranty ("Emeritus Deficit Contribution"). Owners shall have no obligations whatsoever to reimburse, bear the burden of or otherwise pay Emeritus for any Emeritus Deficit Contribution. AL Investors Development shall provide reasonable evidence of the availability of

Owner's Deficit Contribution. The obligation of Emeritus to make Emeritus Deficit Contributions pursuant to this Section 8.3 shall survive any termination of this Agreement prior to the expiration of the Initial Term; provided, however, that such obligations shall not survive any termination of this Agreement arising out of an Event of Default by Owner, and shall not survive any partial termination of this Agreement with respect to any Facility purchased by Daniel R. Baty pursuant to the Put and Purchase Agreement following closing thereunder.

8.4 Reserve Account. In the event the approved Annual Plan for any Facility provides for expenditures of less than $250 per unit in such Facility for the applicable Operating Year for replacements of Furnishings and Equipment or Capital Improvements, there shall be deducted from Total Revenue as part of Fixed Operating Expenses the difference between such expenditures and $250 per unit in such Facility for such Operating Year (or such lesser amount as Owners may approve) funded quarterly and the cash funds so created shall be deposited in the Reserve Account. Funds in the Reserve Account shall be utilized for the purpose of making replacements, substitutions, and additions to Furnishings and Equipment originally included in the Facility or Capital Improvements to the extent approved by Owners in the Annual Plan or as directed by Owners to maintain each Facility in good order and operating condition. Funds in the Reserve Account shall be invested in an interest bearing account or securities as Owners may direct and interest thereon shall be added to the Reserve Account. Funds from the Reserve Account shall not be utilized for any other purpose.

8.5 Books and Records. Under Manager's supervision, each Facility shall keep (at the Facility or at Emeritus' corporate headquarters) full and adequate books of account and such other records and information as are necessary to reflect the results of the operation of the Facility and to comply with all Legal Requirements with respect to the Facility. Managers will keep the books and records for each Facility in all material respects in accordance with generally accepted accounting principles except as otherwise approved by Owners. All such records shall be and remain the exclusive property of the Owners, subject to Manager's right to make and retain copies thereof.

8.6 Reports to Owners. Manager and Emeritus will deliver, or cause to be delivered, to Owners the following forecasts, budgets, reports and statements each in form reasonably acceptable to Owners:

8.6.1 Not later than December 1 the draft Annual Plan for the succeeding Operating Year;

8.6.2 Within thirty (30) days after the end of each calendar month, an end of the month financial report showing the results of operation of each Facility and a balance sheet for the prior month and the year to date for each Facility and all Facilities in the aggregate prepared in accordance with GAAP and certified as fairly representing the financial results in all material respects by a financial officer of Emeritus;

8.6.3 Within thirty (30) days after the end of each calendar month during the Term, a computation for all Facilities in the aggregate and for each Facility individually of Total Revenue, Operating Expenses, Fixed Operating Expenses and Operating Deficit or Operating Profit for the prior month, year to date, and for Operating Profit or Operating Deficit cumulative from the Commencement Date, in each case on a cash basis and certified as fairly representing the financial results in all material respects by a financial officer of Emeritus;

8.6.4 As soon as practicable after each Operating Year, but in any event, within seventy-five (75) days of the end of each Operating Year, an income statement and balance sheet for all Facilities in the aggregate and for each Facility individually in form reasonably acceptable to Owners as of the last day of such Operating Year, which income statement and balance sheet shall be certified as fairly representing the financial results in all material respects by a financial officer of Emeritus and if requested by Owners be audited by an independent nationally recognized accounting firm approved by Owners and such other annual end of year financial reports as may be reasonably necessary for each Owner and Owners to file its or their federal and state income tax returns;

8.6.5 The financial reports to be delivered to any Mortgagee as more particularly defined in the respective Mortgage or related loan documents;

8.6.6 Within ninety (90) days after the end of each fiscal year of Emeritus, audited financial statements of Emeritus prepared by an independent "big five" accounting firm approved by Owners, prepared in accordance with GAAP, including a balance sheet and an income statement for such fiscal year, certified as true and correct in all material respects by a financial officer of Emeritus. Emeritus shall also submit to Owners, upon its filing thereof, a copy of any Form 10K or Form 10Q as filed with the United States Securities and Exchange Commission;

8.6.7 Copies of all Medicare and/or Medicaid cost reports and any amendments thereto filed with any Governmental Authority with respect to any Facility, and all responses, audit reports and other correspondence and other documents received with respect to such cost reports.

8.6.8 Within three (3) days of receipt, copies of any notice received from any Governmental Authority or Third Party Payor that any Permit, Medicare and/or Medicaid certification or similar item with respect to a Facility is being downgraded, revoked or suspended or that any such action is pending or being considered.

8.6.9 Such other reports reasonably required by Owners or any Mortgagee.

8.7 Rights to Inspection and Review. Each Owner, its accountants, attorneys, agents and any Mortgagee shall have the right to enter upon any part of any Facility at any time during normal business hours during the Term, and on not less than eight (8) hours prior notice unless an emergency exists, for the purpose of examining or inspecting the same or examining and making extracts and copies of books and records of the Facility or for any other purpose, including audits, which the Owner of any Facility, in its discretion, shall deem necessary or advisable, but same shall be done with as little disruption to the business of the Facility as practicable. Books and records of the Facility shall be kept at the Facility and a summary thereof in such location as directed by Owners.

8.8 Deficiencies and Overpayments. If any audit or financial report discloses a deficiency in the reporting of Total Revenues, or any overpayment in Operating Expenses, Fixed Operating Expenses or Management Fees, Managers shall forthwith recalculate Operating Profit, Operating Deficit or Management Fees and pay to the Owners any overpayment or otherwise, together with interest at Manager's sole expense on the amount of deficiency or overpayment, calculated at the Overdue Rate, from the date when such overpayment was made until the date Owners receive return of such overpayment. If any audit conducted for Owners pursuant to the provisions hereof discloses that the Total Revenues for any Operating Year exceed those reported by Managers by more than five percent (5%) or that the full Management Fee or any Accrued Management Fee was overpaid by more than five percent (5%), the Managers at their sole expense (and not as an Operating Expense) shall pay the reasonable cost of such audit and examination. Otherwise, the cost of audits approved by Owners shall be an Operating Expense.

8.9 Survival. The obligations and rights of the Managers and Owners referenced in Section 8.8 shall survive the expiration or earlier termination of this Agreement for a period of three (3) years.

9. TERMINATION RIGHTS AND REMEDIES

9.1 By Managers. The Managers may terminate this Agreement, except for the provisions of Section 8.3, with respect to all (but not less than all) of the Facilities by reason of any of the following ("Event of Default"): (i) failure of Owners to fund an Operating Deficit in accordance with Section 8.3 within fifteen

(15) days after written notice to the Owner that payment has not been paid when due; or (ii) the Owner otherwise breaches or fails to perform a material term of this Agreement, which breach or failure is not cured within thirty (30) days after written notice of said breach is provided to Owner. Provided, however, that Manager shall not have the right to terminate this Agreement without the prior written consent of any Mortgagee. Provided, further, Manager shall have no right to terminate this Agreement nor shall Owner be in default if such right to terminate or such default is caused by a failure by Emeritus to fund Operating Deficits or a default or an Event of Default committed or suffered hereunder by Managers or Emeritus.

If Managers terminate the Agreement pursuant to this Section 9.1, such termination shall not terminate the Purchase Option under Section 13 below, and the Purchase Option shall remain in full force and effect. If Managers terminate this Agreement pursuant to this Section 9.1 and the Purchase Option is thereafter exercised, the purchaser shall be entitled to offset and deduct from the Purchase Price that portion of Owner's Deficit Contribution which Owners did not fund but were required to do so in accordance with Section 8.3 and which Managers or Emeritus funded and were not reimbursed by Owners.

9.2 Owner. The Owner may terminate this Agreement with respect to any one or all of the Facilities by reason of any of the following (each an "Event of Default"): (i) Managers or Emeritus fail to fund the Emeritus Deficit Contribution under Section 8.3 within fifteen (15) days after written notice from Owner that payment has not been paid when due; (ii) Emeritus breaches or fails to perform any obligation, including but not limited to the warranties, representations and indemnities, under the Emeritus Guaranty which is not cured within the time period set forth therein; (iii) Emeritus or its Affiliates fail to perform any obligation under the Purchase Agreements which survive closing thereunder; (iv) Managers or any of them or Emeritus breaches or fails to perform a material term of this Agreement as to any or all Facilities, which breach or failure is not cured within thirty (30) days after written notice of said breach is provided to the Managers; (v) Daniel Baty fails to perform or defaults under the Put and Purchase Agreement within the time period set forth therein or fails to comply with the liquidity and reporting requirements of the Initial Senior Loan (which is not cured within any applicable cure period set forth therein); (vi) Emeritus fails to perform or defaults under the Licensing Indemnity Agreement within the time period set forth therein; or (vii) either Manager or Emeritus suffers a Bankruptcy Event. Provided, however, Owners shall have no right to terminate this Agreement nor shall Managers be in default if such right to terminate or such default is caused by a failure by Owner to fund Operating Deficits to the extent provided in Section 8.3. Any such termination pursuant to this Section 9.2 shall also constitute a termination of the Purchase Option.

9.3 Curing Defaults. Except for failure to close under the Purchase Option set forth in Section 13, or a default under Section 9.2(v), (vi), or (vii), any default by Managers or Owner under the provisions of Section 9.1 or 9.2, except for defaults involving the payment of money which must be cured within the applicable cure period, shall not constitute an Event of Default if the nature of such default will not permit it to be cured within the cure period allotted, provided that either Managers or Owner promptly shall commence to cure such default and shall proceed to complete the same with diligence but in no event later than sixty (60) days after the written notice of default has been given.

9.4 Effect of Termination. The termination of this Agreement in whole or in part under the provisions of this Section 9 shall not affect the rights of the terminating party with respect to any damages it may have suffered as a result of any breach of this Agreement, nor shall it affect the rights of either party with respect to liability or claims accrued or arising out of events occurring prior to the date of termination. Any termination of this Agreement, whether in whole or in part, other than by reason of an Event of Default by Owner and other than as a result of a Casualty or Condemnation as to a particular Facility, shall automatically terminate the Purchase Option provided for in Section 13, but any termination of this Agreement by reason of an Event of Default by Owner shall not terminate the Purchase Option provided for in Section 13. No termination of this Agreement for any reason under any provision hereof, including without limitation, Section 9.1, whether in whole or in part, shall terminate any obligation of Emeritus to fund the Emeritus Deficit Contribution or otherwise hereunder or under the Emeritus Guaranty except only as to those Facilities terminated from this Agreement as a result of Casualty or Condemnation pursuant to Section 9.7.2. Upon any termination, Owner shall repay any outstanding Operating Deficit Loan subject to prior repayment of the Senior Loan as more particularly provided in Section 8.3.

9.5 Remedies Cumulative. The right of termination shall not be an exclusive remedy and either party shall have the right to sue for damages or seek equitable relief following an Event of Default. Neither the right of termination nor the right to sue for damages nor any other remedy available to either party hereunder shall be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity.

9.6 Transfer Upon Termination. Upon expiration or sooner termination of this Agreement in whole or in part, except for termination upon closing under the Purchase Option, Managers at their sole expense shall transfer or assign as directed by Owners to the respective Facility Entity all books, records, Facility Accounts, Permits, Contracts, Leases, any Personal Property owned by or in the possession of Managers, all of which shall be free and clear of all Liens (except for the Mortgage), and other matters and things utilized by Manager in the operation of the Facilities which are no longer subject to this Agreement. In such event, legal title to any vans or buses in the name of Emeritus or Managers shall be transferred to the respective Facility Entity free and clear of Liens at the sole cost of Managers and for no additional consideration. Without limiting the generality of the foregoing, all licensing fees and sales tax on the transfer shall be paid by Emeritus and Managers. Upon any termination of this Agreement, Manager shall assign and otherwise take all actions required to effectively transfer to the Facility Entities all Permits which are required under applicable Legal Requirements to be issued in the name of Managers. Managers shall cooperate fully in such transfer and shall not interfere with an Owner employing any and all employees of the Facility who desire to accept such Owner's offer of employment. Manager's obligations hereunder and under the Purchase Agreements and Owner's remedies for breach thereof shall survive the expiration or sooner termination of this Agreement and the transfer and assignment herein.

9.7 Termination of Agreement as to Individual Facilities. The parties acknowledge that this is a master Management Agreement with respect to all of the Facilities and this Agreement may be terminated by Owner as to a particular Facility in one or more of the following circumstances. In such event, this Agreement shall continue in full force and effect as to the remaining Facilities but the provisions of Section 8.3 shall nonetheless continue as to any Facilities terminated from this Agreement except only for termination pursuant to Sections 9.7.2 through 9.7.5 below.

9.7.1 Default. There has been an Event of Default by the Manager as to a particular Facility and Owner has terminated this Agreement as to such Facility;

9.7.2 Casualty or Condemnation. There has been an election by Owner to terminate this Agreement as to a particular Facility resulting from Casualty or Condemnation which Owner has elected not to repair as provided for in Section 11; or

9.7.3 Termination During Extension Term. If Owner has elected the option for the Extension Term, Owner may terminate this Agreement as to any Facility in its sole discretion upon not less than sixty (60) days prior notice to the Manager;

9.7.4 Termination of Put Facilities. Upon closing of the purchase of a Put Facility pursuant to the Put and Purchase Agreement, such Put Facility or Facilities shall be automatically deleted from this Agreement.

9.7.5 Termination of Failed Facilities. Upon closing of the purchase by Emeritus or its Affiliates of a Failed Facility pursuant to the Licensing Indemnity Agreement, such Failed Facility or Facilities shall be automatically deleted from this Agreement.

10. ASSIGNMENT

10.1 Assignment by Manager. Manager shall not assign, transfer or encumber this Agreement or any right or interest herein or hereunder voluntarily or by operation of law or in any other manner without the prior written consent of Owners, which may be withheld in their sole discretion.

10.2 Assignment by Facility Entities. Owners may assign or transfer this Agreement to any Affiliate or to any Mortgagee without the consent of Emeritus or Managers. In such event, the Owner or Owners assigning this Agreement (except as to an assignment for security purposes to any Mortgagee, but not excepting the realization by such Mortgagee of such assignment in connection with a foreclosure of the applicable Mortgage or the granting of a deed in lieu of foreclosure to such Mortgagee) shall be relieved of all liability under this Agreement accruing or arising out of facts and circumstances occurring after the date of such assignment, except for the obligation to fund the Owner's Deficit Contribution pursuant to Section 8.3 (which shall not apply to the holder of any Senior Loan). In connection with any security assignment to a Mortgagee, Managers and Emeritus shall subordinate this Agreement to the Mortgage in such form as any Mortgagee may require.

10.3 Refinancing. With the prior consent of Managers and Emeritus, which shall not unreasonably be withheld, the Facility Entities shall have the right to refinance the Mortgage initially held by the Lending Group as to one or more Facilities upon the following terms and conditions:

10.3.1 Obligations of Managers and Emeritus. If any refinancing would increase the reasonably projected amount of the Emeritus Deficit Contribution as computed under this Agreement with respect to the initial Mortgage over the remaining balance of the Initial Term, then, unless Emeritus shall approve such refinancing, Emeritus shall not be obligated to fund such increased amount of the Emeritus Deficit Contribution to the extent resulting from such refinancing. Any refinancing shall provide that upon closing of the Purchase Option, Emeritus may assume the Mortgage resulting from such refinancing upon commercially-reasonable terms including payment of the Mortgagee's assumption expenses and an assumption fee not to exceed one-half percent (.5%) of the indebtedness secured by the Mortgage.

10.3.2 Segregation of this Agreement. In connection with a refinancing, this Agreement shall be segregated into two or more separate management agreements with the Facilities being managed pursuant to each management agreement corresponding to the Facilities subject to each Mortgage or Mortgages held by a separate Mortgagee. In such event, the terms and conditions of each separate management agreement shall be the same as this Agreement, except Total Revenues, Operating Expenses, Fixed Operating Expenses, Operating Profit and Operating Deficit shall be computed only with respect to the Facilities subject to each separate management agreement. If such segregation would increase the reasonably projected amount of the Emeritus Deficit Contribution as computed under this Agreement with respect to the initial Mortgage, than unless Emeritus shall approve such segregation, Emeritus shall not be obligated to fund such increased amount of the Emeritus Deficit Contribution to the extent resulting from such segregation. Each segregated management agreement may be assigned to the respective Mortgagee and shall be subordinate to the respective Mortgage as provided in Section 10.2 above. Upon such segregation, Emeritus shall execute a restated Emeritus Guaranty or such other confirmation of the continuing obligations under the Emeritus Guaranty.

10.3.3 Costs of Refinancing. The reasonable costs and expenses of such refinancing, including but not limited to the Mortgagee's title review and insurance, due diligence, loan fees, mortgage taxes (if any), loan document preparation, legal fees, and other customary loan closing costs, together with Owners' reasonable costs and expenses of arranging and closing such refinancing, shall be an Operating Expense unless otherwise approved or directed by Owners in their sole discretion.

10.3.4 Substitution of Initial Senior Loan. Owner, subject to the consent of Managers and Emeritus, which shall not unreasonably be withheld, may substitute a lender other than Lending Group for Facilities entitled Loyalton of Hagerstown, Loyalton of Lakewood and Loyalton of Staunton. In such event, the parties shall enter into a management agreement under the same terms and conditions herein, subject to the above provisions of this Section 10.3.

10.4 Remedies. Any assignment by either party of this Agreement in violation of the provisions of this Section 10 shall be null and void. In addition to any other remedies available to the parties, the provisions of this Section 10 shall be enforceable by injunctive proceeding or by a suit for specific performance.

11. CASUALTY AND CONDEMNATION

11.1 Casualty. If a Facility shall be damaged by a Casualty such that Owner determines in its sole but good faith judgment that it is not feasible to restore the Facility, or if for any reason insurance proceeds are not available to effect such restoration, then Owner may terminate this Agreement as to that Facility upon thirty (30) days prior written notice to Manager, and neither party shall have any further obligation to the other party hereunder with respect to that Facility and this Agreement shall remain in full force and effect as to the remaining Facilities. If this Agreement shall not be terminated by Owner in the event of a Casualty to the Facility, then Owner with the cooperation of Manager, or Manager if Owner so directs, shall proceed with reasonable diligence to commence and complete the restoration of the Facility to substantially its condition and character just prior to the occurrence of such casualty to the extent permitted under Legal Requirements. The cost of restoration shall not be an Operating Expense or Fixed Operating Expense except to the extent such cost of restoration exceeds available insurance proceeds and such costs of restoration in excess of available insurance proceeds, including any deductibles under applicable insurance policies shall constitute an Operating Expense.

11.2 Condemnation. If a Facility is subject to Condemnation, or such substantial portion thereto as to make it unfeasible, in the sole but good faith judgment of Owner, to restore and continue to operate the remaining portion of the Facility following Condemnation, then upon the Date of Taking, this Agreement shall terminate as to that Facility and neither party shall have any further obligation to the other party hereunder with respect to that Facility and this Agreement shall remain in full force and effect as to the remaining Facilities. If Owner elects to restore and continue to operate the remaining portion of the Facility, then this Agreement shall not terminate as to the Facility, and Owner with the cooperation of Manager, or Manager if Owner so directs, shall proceed with reasonable diligence to repair any damage to the Facility, or to alter or modify the Facility so as to render it a complete architectural unit which can be operated as a Facility of substantially the same type and class as before. The cost of restoration shall not be an Operating Expense or Fixed Operating Expense except to the extent the cost of restoration exceeds the net amount of any Award received by any Owner. In the case of any Condemnation, whether or not this Agreement shall cease and terminate, the entire Award shall be the property of Owner, and Manager hereby assigns to Owner all its right, title and interest in and to any Award. Manager shall have the right, however, to claim and recover from the condemning authority compensation for any loss which Manager may be put for Manager's moving expenses or taking of Manager's personal property (not including any value assigned to this Agreement), provided that such damages may be claimed only if they are awarded separately in the Condemnation proceedings and not out of or as part of the Award recoverable by Owner.

12. CAPITAL IMPROVEMENTS

Any program of improvements, or improvement involving an addition to a Facility or the renovation or refurbishing of the Facility, the cost of which is not or should not be charged to property operation and maintenance and which should be capitalized in accordance with generally accepted accounting principles, shall be a "Capital Improvement." Capital Improvements shall be undertaken only upon the approval of or direction by Owner in its sole discretion, which may be by separate approval or by specific inclusion in the Annual Plan. Notwithstanding anything to the contrary herein, Emeritus shall have the unconditional obligation at its sole expense (and not as an Operating Expense or Fixed Operating Expense) to complete and pay for the completion of development, construction and equipping of each Facility as set forth in the Supplemental Agreement. To the extent any improvements to the Facilities are to be funded from an escrow or similar account at Closing under the Purchase Agreements or the terms of any Mortgage ("Holdback Accounts"), such improvements shall not be deemed Capital Improvements hereunder and the cost thereof shall not be Operating Expenses or Fixed Operating Expenses. Managers shall expeditiously cause the completion of all improvements to be funded by the Holdback Accounts.

13. EMERITUS' OPTION TO PURCHASE

13.1 Conditions to Option. On the conditions precedent (which conditions Owners may waive, in their sole discretion, by notice to Emeritus at any time) that (a) at the time of exercise of the Purchase Option, there then exists no Event of Default under this Agreement, or the AL II Operating Management Agreement by the Managers or Emeritus, and (b) Emeritus timely complies with the provisions of this Section 13, and (c) the Purchase Option under the AL II Operating Management Agreement has been exercised simultaneously by delivery of a Purchase Option Notice (as defined therein) and (d) if a Put Notice has been delivered on account of Section 3.1(d) or 3.1(e) of the Put and Purchase Agreement, less than sixty (60) days has elapsed since delivery of such Put Notice, then Emeritus or its Affiliates shall have the option to purchase all, but not less than all, of the Facilities then subject to this Agreement including, without limitation, any Facilities which are the subject of a segregated Management Agreement pursuant to Section 10.3, at the price and upon the terms hereinafter set forth in this
Section 13 (the "Purchase Option").

13.2 Exercise of Option; Deposit. The Purchase Option shall permit Emeritus to purchase the Meditrust Facilities (a) at any time during the Initial Term but not later than the last day of the Initial Term ("Purchase Option Expiration Date") provided that written notice of the exercise of the option is given by Emeritus to the Owners (the "Purchase Option Notice") at least one hundred eighty

(180) days prior to the Purchase Option Expiration Date. Emeritus shall have no right to rescind the Purchase Option Notice once given. With the Purchase Option Notice, Emeritus shall deposit with the Owners the sum of $152,600 (or such lesser amount as shall equal two percent (2%) of Owner initial equity investment in acquiring the Facilities) (together with the interest earned thereon, the "Deposit") which shall constitute liquidated damages and Owners' sole remedy if Emeritus fails to consummate the purchase of the Facilities for any reason other than Owners' default and refusal to deliver the Deeds conveying the Facilities upon payment of the Purchase Price, but the Deposit shall be applied to the Purchase Price if the Purchase Option closes. Emeritus and the Owners acknowledge that damages that would accrue from Emeritus' failure to close the Purchase Option are difficult to determine and that the amount of liquidated damages set forth above constitutes a good faith and reasonable estimate of the damages that would otherwise have accrued. The Deposit shall be deposited in a money market or similar account with a commercial bank with all interest thereon remaining in such account and reported as income of Emeritus, and Emeritus agrees to complete a Form W-9 and such other forms as such bank may require in order to report such interest.

13.3 Conveyance. If the Purchase Option is exercised by Emeritus in accordance with the terms hereof, each Facility shall be conveyed by a special warranty deed subject to the Permitted Exceptions, Leases, Contracts and Permits (except for the Mortgage) and all matters arising through or with the consent of Managers or Emeritus with covenants only against acts of Owners or Persons claiming by, through or under Owners during their period of ownership, a quit claim bill of sale as to all Personal Property, and a quit claim assignment of all Leases, Contracts, Permits, and funds in Facility Accounts in form satisfactory to Owners (collectively, the "Deed") running to Emeritus or to its designee. Transfer of all Permits to Emeritus or its Affiliate designee in accordance with Legal Requirements shall be the sole responsibility of Emeritus. Owners, other than an obligation to reasonably cooperate (at no material out-of-pocket cost) in such transfer, shall have no liability or responsibility for the adequacy or completeness of any transfer of the Permits. Owners shall reasonably cooperate with Emeritus and its title companies in order to provide all necessary documents, owner's affidavits (provided Owners have no liability thereunder except for their own acts during their period of ownership) and other evidence of authority to enable Emeritus to purchase title insurance covering all of the Facilities at the closing under the Purchase Option.

13.4 Calculation of Purchase Price. The price to be paid by Emeritus for the acquisition of the Facilities pursuant to this Purchase Option shall be equal to the amount calculated as set forth on Exhibit C ("Purchase Price"). The Purchase Price shall be a net price to be received by Owners without deduction for due diligence, transfer taxes, title insurance or other closing costs, all of which shall be paid by

Emeritus. Owners shall not bear any closing costs or prorations of any kind or nature, subject to any offset as provided in Section 9.1 and except for repayment of any outstanding Operating Deficit Loan.

13.5 Payment of Purchase Price. The Purchase Price, less the Deposit, shall be paid by Emeritus at the Time of Closing in good funds.

13.6 Place and Time of Closing. If this Purchase Option is exercised, the closing shall occur and the Deed for each Facility shall be delivered to Title Company (the "Closing") pursuant to escrow closing arrangements reasonably satisfactory to Owners and Emeritus at 12:00 o'clock noon (P.S.T.) one hundred eighty (180) days following delivery of the Purchase Option Notice but in no event later than the Purchase Option Expiration Date (such time, as the same may be extended to the next succeeding Business Day, the "Time of Closing"). It is agreed that time is of the essence of this Purchase Option.

13.7 Condition of Facilities. The Facilities and each of them shall be purchased by Emeritus "AS IS" and "WHERE IS" as of the Time of Closing. Without limiting the foregoing, and except as set forth in the Deed, Owners make and shall not make representations or warranties, express or implied, with respect to, and shall have no liability for: (i) the condition of the Facilities or any Improvements thereon or the suitability, habitability, merchantability or fitness of the Facilities; (ii) compliance with any Legal Requirements; (iii) the presence of any Hazardous Substances in or about the Facilities, including without limitation asbestos or urea-formaldehyde, or the presence of any Hazardous Substances on or under the Land; (iv) the accuracy or completeness of any plans and specifications, reports, or other materials provided to Emeritus; or (v) any other matter relating to the Facilities, including, without limitation, the title thereto or the condition, value or operating results or prospects thereof. Without limiting the generality of the foregoing, Owners shall have no liability to Emeritus with respect to the condition of the Facilities under common law, or under any Legal Requirements and Emeritus hereby waives any and all claims which Emeritus has or may have against Owners with respect to the condition, value or operating results or prospects of the Facilities. Emeritus assumes the responsibility and risks of all defects and conditions, including such defects and conditions, if any, that cannot be observed by inspection or examination of records. Managers and Emeritus shall indemnify, defend, and hold harmless Owners from and against all claims and liabilities arising out of or related to the Facilities as more particularly set forth in Section 6.1 and from and against any guaranties of any Mortgages, it being intended that Owners shall have no liability from and after the Time of Closing with respect to the Facilities, except as set forth in the Deed.

13.8 Use of Purchase Price to Clear Title. To enable the Facility Entities to make the conveyance as provided in this Section 13, the Facility Entities may, at the Time of Closing, use the Purchase Price or any portion thereof to clear the title of any Mortgage, provided that all instruments so procured are recorded contemporaneously with the Closing or reasonable arrangements are made for recording subsequent to the Time of Closing in accordance with customary conveyance practices.

13.9 Emeritus' Default. If Emeritus delivers the Purchase Option Notice and fails to timely consummate the purchase of the Facilities in accordance with the terms hereof for any reason other than Facility Entities' default and refusal to deliver the Deed, (a) the Purchase Option hereunder and under the AL II Operating Management Agreement shall be deemed terminated and Emeritus shall thereafter have no further right to purchase the Facilities pursuant to this
Section 13 or otherwise, (b) Owners shall retain the Deposit as liquidated damages and as Owners' sole remedy in full satisfaction of any claims against Emeritus for its failure to consummate the purchase of the Facilities, but nothing herein shall relieve Emeritus from its obligations under the Emeritus Guaranty, and (c) Owners shall have the right to terminate this Agreement without further notice.

14. INTENTIONALLY DELETED

15. GENERAL PROVISIONS

15.1 Purchases by Manager. In purchasing services, goods and supplies for the Facilities, Managers shall use their best efforts to obtain the benefits of volume purchasing for Owners. In addition, all direct and indirect trade discounts, rebates and refunds, and all returns from the sale of Furnishings and Equipment and Operating Equipment or other equipment shall accrue to the benefit of the Facility Entities.

15.2 Budgets and Forecasts. In preparing all budgets and forecasts to be submitted to the Facility Entities hereunder, Managers will base its estimates upon the most recent and reliable information then available, taking into account the location of each Facility and its experience in other comparable assisted living facilities.

15.3 Notices. Any notice, demand, offer, approval or other writing required or permitted pursuant to this Agreement shall be in writing, furnished in duplicate and shall be transmitted by hand delivery, facsimile, certified mail, return receipt requested, or Federal Express or another nationally recognized overnight courier service which provides evidence of delivery, postage prepaid, as follows:

If to any Owner
      or Owners:           AL Investors Development LLC
                           c/o Bruce D. Thorn
                           2250 McGilchrist Street SE, Suite 200
                           Salem, Oregon  97302
                           Facsimile: (503)375-7644
                           Telephone: (503)370-7071 ext. 7143

With a copy to:            Foster Pepper & Shefelman PLLC
                           1111 Third Avenue, Suite 3400
                           Seattle, Washington  98101
                           Attn: Gary E. Fluhrer
                           Facsimile: (206)447-9700
                           Telephone: (206)447-4400

         and               Senior Housing Partners I, L.P.
                           c/o Mr. Noah Levy
                           Two Ravinia Drive, Suite 1400
                           Atlanta, Georgia  30346
                           Facsimile: (770)399-5363
                           Telephone: (770)395-8606

         and               Goodwin Procter & Hoar LLP
                           Exchange Place
                           53 State Street
                           Boston, Massachusetts  02109-2881
                           Attn: Minta Kay
                           Facsimile: (617)227-8591
                           Telephone: (617)570-1877

         and               Prudential Real Estate Investors
                           8 Campus Drive
                           Parsippany, New Jersey  07054
                           Attn: Joan Hayden
                           Facsimile: (973)683-1788
                           Telephone: (973)683-1772

If to the Managers
       or Emeritus:        c/o Emeritus Corporation
                           3131 Elliot Avenue, Suite 500
                           Seattle, Washington  98121-1031
                           Attn: Mr. Kelly Price
                           Facsimile: (206)301-4500
                           Telephone: (206)301-4507

With a copy to:            Perkins Coie
                           Suite 4000, 1201 Third Avenue
                           Seattle, Washington  98101
                           Attn: Michael E. Stansbury
                           Facsimile: (206)583-8500
                           Telephone: (206)583-8888

Any party shall have the right to change the place to which such notice shall be given or add additional parties, including any Mortgagee, to receive notices by similar notice sent in like manner to all other parties hereto. Any notice if sent by overnight courier service shall be deemed delivered on the earlier of the date of actual delivery or the next business day, if delivered by hand delivery or facsimile shall be deemed delivered on the date of the actual delivery and if sent by mail, shall be deemed delivered on the earlier of the third day following deposit with the U.S. Postal Service or actual delivery. Any notice sent by facsimile shall also be sent on the same business day by overnight courier or mail as set forth above.

15.4 No Partnership or Joint Venture. This Agreement shall not be construed to be or create a partnership or joint venture between Owners and their successors or assigns, on the one part, and Emeritus and Managers, their successors and assigns, on the other part. Managers are acting as independent contractors to the Facility Entities in performing their duties and obligations hereunder, except where this Agreement expressly provides Managers are acting as the agent of Owners.

15.5 Modification and Changes. This Agreement cannot be changed or modified except by another agreement in writing signed by the party sought to be charged therewith.

15.6 Understandings and Agreements. This Agreement constitutes all of the understandings and agreements of whatsoever nature or kind existing between the parties with respect to Managers' management of the Facilities.

15.7 Headings. Section headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

15.8 Consents. Except as otherwise specified herein, each party agrees that it will not unreasonably withhold any consent or approval requested by the other party pursuant to the terms of the Agreement, and that any such consent or approval shall not be unreasonably delayed or qualified. Similarly, each party agrees that any provision of this Agreement which permits such party to make requests of the other party shall not be construed to permit the making of unreasonable requests.

15.9 Survival of Covenants. Any indemnity, agreement, covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

15.10 Third Parties. None of the obligations hereunder of any party shall run to or be enforceable by any party other than the parties to this Agreement and the Facility Entities or by a party deriving rights hereunder as a result of an assignment permitted pursuant to the terms hereof.

15.11 Waivers. No failure by the Owners to enforce or insist upon the strict performances of any covenant, agreement, term or condition of this Agreement shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument.

15.12 Applicable Law. This Agreement shall be construed and interpreted, and be governed by, the laws of the State of Washington.

15.13 Non-Discrimination. Managers shall not discriminate against any Person as provided by Legal Requirements.

15.14 Joint and Several. The obligations and liabilities of each of Managers and Emeritus hereunder shall be joint and several. The obligations of each of AL Investors Development and the Facility Entities hereunder shall be joint and several.

15.15 Exculpation. The liability of Owners hereunder shall be limited to their interest in the Facilities and no personal judgment or personal liability or deficiency judgment beyond their interest in the Facilities shall be asserted against Owners or any member thereof.

15.16 Status of AL Investors Development. AL Investors Development joins in this Agreement for the purpose of exercising management rights in its capacity as the sole managing member or the sole managing member of the general partner of Owners. AL Investors Development does not intend to be conducting business or holding title to any property in any jurisdiction. AL Investors Development may enforce any or all of the provisions of this Agreement directly against Managers or Emeritus in the State of Washington or at its option may enforce this Agreement on behalf of any Facility Entity in any state in which such Facility Entity owns a Facility.

15.17 Owners Right to Cure Default. If Managers or Emeritus commit or suffer any Event of Default hereunder, Owners, at their option and in their sole discretion, may cure such Event of Default and the cost thereof or funds advanced, together with interest at the Overdue Rate, shall be repaid on demand ("Default Advances"). Each of Managers and Emeritus shall be jointly and severally liable for the repayment of Default Advances.

15.18 Recording. The parties agree that simultaneously herewith they shall execute and deliver a memorandum of this Agreement and the Purchase Option or Right of First Refusal and record the memorandum in the appropriate real estate records applicable to each Facility which shall be in form satisfactory to Owners and Managers.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

EMERITUS:                             EMERITUS CORPORATION, a Washington
                                      corporation


                                      By  /s/ Daniel R. Baty
                                          Name Daniel R. Baty
                                          Its Chairman

MANAGERS:                             EMERITUS PROPERTIES I, INC., a Washington
                                      corporation


                                      By /s/ Daniel R. Baty
                                      Name Daniel R. Baty
                                      Its Chairman


                                      EMERITUS MANAGEMENT LLC, a
                                      Washington limited liability
                                      company

                                      By: Emeritus Corporation, a
                                          Washington corporation


                                          By: /s/ Daniel R. Baty
                                          Name: Daniel R. Baty
                                          Its: Chairman

OWNER: AL INVESTORS DEVELOPMENT LLC, a Delaware limited liability company, for itself and as sole managing member on behalf of each of the Facility Entities, or in cases where the Facility Entity is a limited partnership, as sole managing member on behalf of the general partner thereof

                                      By /s/ Norman L. Brenden
                                         Name: Norman L. Brenden
                                         Its: Manager

EXHIBIT A
TO MANAGEMENT AGREEMENT
WITH OPTION TO PURCHASE
(AL II - 5 Development Facilities)

Certain Defined Terms

AL II Holdings: AL II Holdings LLC, a Delaware limited liability company, which is the sole member of AL Investors II and AL Investors Development.

AL Investors II:  AL Investors II LLC, a Delaware limited liability company

AL Investors Development: AL Investors Development LLC, a Delaware limited liability company

AL II Operating Management Agreement: That certain Management Agreement with Option to Purchase dated on or about the same date hereof, among AL Investors II and Emeritus Corporation and its Affiliates relating to the management of up to fourteen (14) assisted living facilities.

AL Management Agreement: That certain Management Agreement With Option to Purchase dated December 30, 1998 Among AL Investors LLC and Emeritus Corporation and its Affiliates relating to the management of twenty-five (25) assisted living facilities.

Affiliate: with respect to any Person (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person or (iii) any officer, director, employee, general partner or trustee of such Person, or any other Person controlling, controlled by, or under common control with, such Person (excluding trustees and Persons serving in a fiduciary or similar capacity who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

Agency Account: The Agency Account to be maintained for each Facility for payment of Fixed Operating Expenses and Operating Expenses as described in
Section 8.1 of the Management Agreement.

Annual Plan(s): as defined in Section 4.2 of the Management Agreement.

Award: all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

Base Management Fee: as defined in Section 7.1 of the Management Agreement.

Bankruptcy Event: Any of Emeritus or Managers admit in writing its inability to pay debts as they become due; or applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian or makes a general assignment for the benefit of creditors, or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed and is not discharged within sixty (60) days after such appointment; or an order for relief is entered or a petition is filed under Title 11, United States Bankruptcy Code, with respect to any of them; or any other bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, now or hereafter in effect, is commenced with respect to any of them.

Business Day: any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the State of Washington.

Capital Improvements: as defined in Section 12 of the Management Agreement.

Cash Available for Distribution: on any date the amount contained in the Agency Accounts (as defined in Section 8.1 of the Management Agreement), minus an amount (to be retained in the Agency Accounts) equal to any reasonably projected Operating Deficit for the succeeding 30 days, taking into account all Operating Expenses and Fixed Operating Expenses and all anticipated Total Revenues during such 30-day period.

Casualty: the damage or destruction by act of God or otherwise of any portion of any Facility which Owner reasonably estimates would cost more than $50,000 to repair or restore.

Change of Control: shall mean the occurrence of any one of the following events with respect to Emeritus:

      (a) any Person or group of Persons (within the meaning of Rule 13d-5 under the Act as defined below) other than Emeritus, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of Emeritus or any of its subsidiaries, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Act")) of such Person or group, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Emeritus representing a greater percentage than that then owned by Daniel R. Baty, together with all "affiliates" and "associates" of Daniel R. Baty (as defined above) of either (A) the combined voting power of Emeritus' then outstanding securities having the right to vote in an election of Emeritus' Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock of Emeritus; or

      (b) Persons who, as of the date hereof, constitute Emeritus' Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of Emeritus subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

      (c) the stockholders of Emeritus shall approve (A) any consolidation or merger of Emeritus or any subsidiary where the shareholders of Emeritus, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing a majority of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of Emeritus or (C) any plan or proposal for the liquidation or dissolution of Emeritus; or

      (d) other than by reason of death or legal disability, Daniel Baty ceases to be the chief executive officer of Emeritus.

Change of Control with respect to any Manager shall mean the occurrence of any event whereby 100% of the ownership interests in such Manager are no longer owned by Emeritus.

Closing: the date of closing as to any Facility under the Purchase Agreements.

Code: the Internal Revenue Code of 1986, as amended.

Commencement Date: as defined in Section 2.1 of the Management Agreement.

Compensation: the direct salaries and wages paid to, or accrued for the benefit of, any employee working and employed at each Facility together with all reasonably customary fringe benefits payable to, or accrued for the benefit of such employee, including employer's contribution under FICA., unemployment compensation, or other employment taxes, pension fund contributions, workmen's compensation, group life and accident and health insurance premiums, and other reasonable employee benefits customary in the industry.

Condemnation: with respect to any Facility or any interest therein or right accruing thereto or use thereof (i) the exercise of the power of condemnation, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer to any Condemnor under threat of condemnation.

Condemnor: any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

Contracts: Collectively, all Provider Agreements, Residency Agreements, Ordinary Contracts and Major Contracts.

CPA: The certified public accountants retained to provide necessary accounting services for the Facility or Owner, the selection of which shall be subject to approval by Owner.

Date of Taking: the date the Condemnor has the right to possession of the property being condemned.

Environmental Laws: means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings, and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials and apply to the Facilities or to the Land and/or the Improvements. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, and their state analogs.

Escrow Holder:  First American Title Insurance Company.

Excluded Expenses: depreciation, amortization and other non-cash expenses; items to be provided or paid for at Owner's or Managers' sole expense as provided herein; costs and expenses resulting from or required to cure any matter or defect which constitutes a breach of warranty, representation or indemnity under the Purchase Agreements, the Licensing Agreement, or the Management Agreement which cost or expense shall be the sole responsibility of the breaching party; costs and expenses to complete construction, development and equipping of any Facility as more particularly set forth in the Supplemental Agreement; unreasonable or excessive charges or expenses.

Extension Term: as defined in Section 2.2 of the Management Agreement.

Facility or Facilities: Each of the assisted living facilities, including the Land, Improvements, and Personal Property associated therewith, located in the city and state as set forth below which are made subject to this Agreement. Initially the Facility entitled Loyalton of Phoenix shall be subject to this Agreement and each additional Facility shall be made subject to this Agreement at Closing by execution of a memorandum between the Owner and Managers acknowledging that such Facility shall be subject to this Agreement.

Development
Facility           City        State     Units   Beds     Facility LLC and LP
Name
Loyalton of
Flagstaff       Flagstaff       AZ        61      61      AL Investors
                                                          Development Flagstaff
                                                          LLC
Loyalton of
Phoenix         Phoenix         AZ       100      101     AL Investors
                                                          Development Phoenix
                                                          LLC
Loyalton of
Hagerstown      Hagerstown      MD       101      101     AL Investors
                                                          Development
                                                          Hagerstown LLC
Loyalton of
Lakewood        Lakewood        NY        83       83     AL Investors
                                                          Development Lakewood
                                                          LLC
Loyalton of
Staunton        Staunton        VA       101      101     AL Investors
                                                          Development Staunton
                                                          LLC

Facility Accounts: as defined in Section 8.1 of the Management Agreement.

Facility Entity: each of the Facility LLC's or LP's which owns a Facility as set forth opposite the name of each Facility above and their respective successors or assigns.

Fixed Operating Expenses: for any period, all fixed costs and expenses of owning, and operating each Facility (determined separately for each Facility) to the extent such costs and expenses are not included in Operating Expenses, including but not limited to (a) Managers' Base Management Fee (excluding the amount of any Accrued Management Fee accrued during such period); (b) all amounts to be paid into the Reserve Account and the cost of Capital Improvements approved by Owners not funded from the Reserve Account; (c) the debt service on account of the Senior Loan; (d) the real and personal property ad valorem taxes and assessments; and
(e) all costs and expenses of all property and casualty insurance on or in respect of the Facilities provided for herein and the amount of all self-insured losses or deductibles. Fixed Operating Expenses shall not include the Excluded Expenses.

Furnishings and Equipment: all furniture, furnishings, beds, equipment, food service equipment, apparatus and other personal property used in (or if the context so dictates, required in connection with), the operation of each Facility, other than Operating Equipment, Operating Supplies and fixtures attached to and forming part of the Improvements.

GAAP: means generally accepted accounting principles applied on a consistent basis.

Governmental Authorities: Collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures, and offices of any nature whatsoever of any government, quasi-government unit or political subdivision, whether with a federal, state, county, district, municipal, city or otherwise and whether now or hereinafter in existence which exercises jurisdiction over any Facility.

Group Service: as defined in Section 3.2.4 of the Management Agreement.

Hazardous Substances: "Hazardous Substances" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials, radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground storage tanks, whether empty or containing any substance; any substance the presence of which on any Facility is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material, or substance now or in the future defined as a "hazardous substance," "hazardous material," hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "Pollutant" within the meaning of any Environmental Law. Provided, however, Hazardous Substances shall not include the safe and lawful use and storage of quantities of (i) pre-packaged supplies, medical waste, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable Facilities, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of any Facility; and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Facilities' parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Laws.

Impositions: collectively, all taxes (including, without limitation, all capital stock and franchise taxes of AL Investors Development, AL II Holdings, or any Facility Entity, all ad valorem, property, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and assessments levied by condominium associations), ground rents, water and sewer rents other than normal utility charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other charges imposed by Governmental Authorities, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Facility (including all interest and penalties thereon due to any failure in payment by Manager), which at any time prior to, during or in respect of the Term of the Management Agreement may be assessed or imposed on or in respect of or be a Lien upon (a) Facility Entities' interest in the Facility, (b) the Facility or any rent or income therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Facility or the leasing or use of the Facility. Notwithstanding the foregoing, "Impositions" shall not include: (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on any Owners or Managers, (2) any tax imposed with respect to the sale, exchange or other disposition of a Facility or the proceeds thereof, or (3) any principal or interest on any Mortgage; provided, however, the provisos set forth in clause
(1) of this sentence shall not be applicable to the extent that any real or personal property tax, assessment, tax levy or charge pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) is levied, assessed or imposed expressly in lieu thereof.

Improvements: the buildings, structures (surface and sub-surface) and other improvements now or hereafter located on the Land.

Initial Term: as defined in Section 2.1 of the Management Agreement.

Insurance Requirements: all terms of each insurance policy required to be carried in this Agreement, or agreed to be carried by Owners and Managers, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to the Facilities or the operation thereof.

Junior Loan: any indebtedness incurred by Owners which is secured by a mortgage, pledge, and related security instruments against, among other things, the membership interests of AL II Holdings in AL Investors Development and AL Investors II and/or the membership interests of AL Investors Development in the Facility Entities. Initially, the Junior Loan is evidenced by that certain Loan Agreement among AL II Holdings, AL Investors II, AL Investors Development and the Facility Entities and Senior Housing Partners I, L.P. dated on or about the same date hereof ("Initial Junior Loan").

Land: the parcel or parcels of land on which each of the Facilities is situated, together with all rights of ingress and egress thereto and parking associated therewith as legally described in the Purchase Agreements.

Leases: Collectively, the Ordinary Leases and Major Leases.

Legal Requirements: collectively, all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision, and other land use and assisted living licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental Authority, Accreditation Body or Third Party Payor affecting a Facility Entity or any Facility or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in connection with a Facility, including, without limitation, any of the foregoing which may (i) require repairs, modifications or alterations in or to any Facility, (ii) in any way affect (adversely or otherwise) the use and enjoyment of any Facility or (iii) require the assessment, monitoring, clean-up, containment, removal, remediation or other treatment of any Hazardous Substances on, under or from any Facility. Without limiting the foregoing, the term "Legal Requirements" includes all Environmental Laws and shall also include all Permits and Contracts issued or entered into by any Governmental Authority, any Accreditation Body and/or any Third Party Payor and all Permitted Encumbrances.

Lending Group: Guaranty Federal Bank, F.S.B. in a debt facility referred to herein as the Initial Senior Loan secured by the Facilities in the maximum aggregate original principal balance of $31,600,000 (assuming all Facilities are acquired by Owners and financed by Lending Group).

Licensing Indemnity Agreement: that certain Licensing Indemnity Agreement between Emeritus Corporation and AL Investors Development dated on or about the same date hereof.

Lien: with respect to any real or personal property, any mortgage, mechanics' or materialmen's lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property which secures or is intended to secure the payment of money, whether or not inchoate, vested or perfected, other than the Mortgage.

Major Contracts: Any contract for the purchase of goods or services or any other agreement which requires payments in excess of $50,000 per year for any Facility or which cannot be terminated without penalty or termination fee on sixty (60) days notice or in which the provider of the goods or services is Emeritus or an Affiliate (except pursuant to Group Services approved in connection with an Annual Plan).

Major Lease: Any Lease which has a noncancellable term in excess of one year or a rental payment in excess of $10,000 per year or pursuant to which Emeritus or an Affiliate is the lessee or lessor.

Managed Care Plans: all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans, and similar arrangements.

Management Fee: an amount equal to seven percent (7%) of Total Revenue for any Facility, determined separately for each Facility, subject to the provisions of
Section 7.2 of the Management Agreement.

Medicaid: the medical assistance program established by Title XIX of the Social Security Act (42 US C ss.ss. 1396 et seq.) and any statute succeeding thereto.

Medicare: the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC ss.ss. 1395 et seq.) and any statute succeeding thereto.

Mortgage: collectively, the terms and conditions of the loan documentation executed in connection with the Senior Loan and the Junior Loan.

Mortgagee: the holder or beneficiary of a Mortgage and their respective successors and assigns.

Operating Deficit and Operating Profit: for any period, the amount, if any, by which Total Revenues for any Facility, determined separately for each Facility, for that period is less than or exceeds, respectively, the sum of (i) Operating Expenses and (ii) Fixed Operating Expenses for that period in each case determined on a cash basis.

Operating Equipment: all dishes, glassware, bed coverings, towels, silverware, uniforms and similar items used in, or held in storage for use in (or if the context so dictates, required in connection with) the operation of the Facilities.

Operating Expenses: for any period, all reasonable costs and expenses of owning and operating any Facility, determined separately for each Facility (which costs and expenses do not include the Fixed Operating Expenses or the Excluded Expenses) including the following:

      (a) The cost of all Operating Equipment and Operating Supplies placed in use, with the exception of the Operating Equipment and Operating Supplies initially supplied by the Facility Entities. The cost of maintaining and operating the vans and buses for each Facility (but not any debt service or lease payments which shall remain the sole expense of Emeritus).

      (b) The Compensation of all employees working and employed by Managers at the Facilities. The Compensation of Managers' or Emeritus' home office or executive or other personnel not regularly employed at the Facilities shall not be included in Operating Expenses or Fixed Operating Expenses, but reasonable out-of-pocket travel expenses of Managers or Owners' executive personnel while traveling to and from a Facility on business shall be reimbursable as an Operating Expense; provided, however, that if such business travel relates to business or properties other than with respect to the Facilities, then such travel expenses shall be equitably prorated between such other business or properties and the Facilities.

      (c) The cost of all utilities including, without limitation, electricity, water, gas, heat and other utilities, and office supplies and equipment, and goods and services purchased under all Contracts, including leasing expenses in connection with telephone and data processing equipment and such other equipment as the parties hereto may agree upon in writing.

      (d) The cost of repairs to and maintenance of the Facilities whether performed by Facility employees or contracted to third parties.

      (e) Insurance premiums for all insurance required under this Agreement and self-insured losses and deductibles with respect to such insurance coverages (but excluding premiums and self-insured losses and deductibles on property and casualty insurance which are included in Fixed Operating Costs). Premiums on policies for more than one year will be prorated over the period of insurance coverage and premiums under blanket policies will be equitably allocated among properties covered.

      (f) All Impositions (except for real and Personal Property ad valorem taxes and assessments which shall be a Fixed Operating Expenses).

      (g) Except as otherwise provided in Section 6.1 of the Management Agreement, legal fees and fees of any CPA for services directly related to the operations of the Facilities (whether incurred by Owners or Managers).

      (h) The costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, functional, design or construction problems and activities whether incurred by Owner or Manager; provided, however, that if such costs end expenses have not been included in the Annual Plan, the same shall be subject to approval by Owner.

      (i) All expenses for marketing the Facilities and all expenses of sales promotion and public relations activities as set forth in the Annual Plan

      (j) The cost of Group Services, as provided in Section 3.2.4 of the Management Agreement.

      (k) Bad debts or uncollectible amounts from residents of the Facilities.

      (l) Refund of deposits to residents under Residency Agreements

      (m) Owners' reasonable costs and expenses of administering, supervising, and managing Owners' activities in connection with this Agreement and any Mortgage, including Owners' reasonable cost and expense of preparing and filing federal, state and local income tax returns and audits.

      (n) All other reasonable expenses and charges incurred in the operation and management of the Facilities to the extent set forth in the Annual Plan or otherwise approved by the Owners or as otherwise set forth in the Agreement.

Operating Period: the period beginning with the Commencement Date and ending upon the expiration of the Initial Term.

Operating Supplies: consumable items used in, or held in storage for use in (or if the context so dictates, required in connection with), the operation of the Facilities, including food, medical supplies, fuel, soap, cleaning materials, and other similar consumable items.

Operating Year: the Operating Years shall coincide with and be identical with the calendar years, except that the first Operating Year shall be the period beginning on the Commencement Date and ending on the following December 31, 1999, and such long or short year, as applicable, shall constitute a full Operating Year as used herein.

Ordinary Contracts: All agreements and contracts to purchase goods and services (excluding Major Contracts) in the ordinary course of business of refurbishing, owning, operating or managing the Facilities, or the operation of any programs or services in conjunction with the Facility and all renewals, replacement and substitutions therefor with any Governmental Authority, Accreditation Body or Third Party Payor or entered into with any third Person, excluding, however, any agreements pursuant to which money has been or will be borrowed or advanced, the Leases, any agreement creating or permitting any Lien or other encumbrance on title (except for the Permitted Exceptions), and any Major Contract.

Ordinary Leases: Collectively, all subleases, licenses, use agreements, equipment leases, concession agreements, tenancy at will agreements and other occupancy agreements (but excluding any Residency Agreement, Facility Lease or Major Lease), whether oral or in writing, entered into by Managers affecting a Facility.

Overdue Rate: on any date, a rate of interest per annum equal to the greater of:
(i) a variable rate of interest per annum equal to one hundred twenty percent (120%) of the Prime Rate, or (ii) twelve percent (12%) per annum; provided, however, in no event shall the Overdue Rate be greater than the maximum rate then permitted under Legal Requirements.

Permits: collectively, all permits, licenses, approvals, qualifications, rights, variances, permissive uses, accreditation, certificates, certifications, consents, agreements, contracts, contract rights, franchises, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued under, applicable Legal Requirements relating or affecting a Facility or the construction, development, maintenance, management, use or operation thereof, or the operation of any programs or services in conjunction with the Facility and all renewals, replacements and substitutions therefor, now or hereafter required or issued by any Governmental Authority, Accreditation Body or Third Party Payor to Owners or Managers.

Permitted Exceptions: (i) all encumbrances to title present at closing pursuant to the Purchase Agreements; (ii) liens for Impositions not delinquent; (iii) easements, restrictions on use, zoning laws and ordinances, rights of way and other encumbrances and minor irregularities in title, whether now existing or hereafter arising, which are approved by Owner and do not individually or in the aggregate materially impair the use of any Facility.

Person: any individual, corporation, general partnership, limited partnership, joint venture, stock company or association, company, bank, trust, trust company, land trust, business trust, unincorporated organization, unincorporated association, Governmental Authority or other entity of any kind or nature.

Personal Property: all machinery, equipment, furniture, furnishings, vans, buses, movable walls or partitions, computers or trade fixtures, goods, inventory, supplies, the name of the Facility, and other personal or intangible property used in the operation of the Facility, including, but not limited to, all Operating Equipment, Furnishings and Equipment and Operating Supplies. Notwithstanding the foregoing, title to the vans and buses shall remain in Emeritus or Managers and be held in trust by them for the benefit of the respective Owner; provided that legal title to the vans and buses shall be transferred to the respective Facility Entity upon expiration or sooner termination of the Management Agreement as provided in Section 9.6 of the Management Agreement.

Primary Intended Use: the use of the Facility as an assisted living facility and such ancillary uses as are permitted by applicable Legal Requirements and may be necessary in connection therewith or incidental thereto.

Prime Rate: the variable rate of interest per annum from time to time set forth in the Wallstreet Journal as the prime rate of interest and in the event that the Wallstreet Journal no longer publishes a prime rate of interest, then the Prime Rate shall be deemed to be the variable rate of interest per annum which is the prime rate of interest or base rate of interest from time to time announced by any major bank or other financial institution reasonably selected by AL Investors.

Provider Agreements: all participation, provider and reimbursement agreements or arrangements, if any, in effect for the benefit of Owners or Managers in connection with the operation of the Facility relating to any right of payment or other claim arising out of or in connection with participation in any Third Party Payor Program.

Put and Purchase Agreement: that certain Put and Purchase Agreement between Daniel Baty and AL II Holdings dated on or about the same date hereof.

Residency Agreement: all contracts, agreements and consents executed by or on behalf of any resident or other Person seeking services at the Facility, including, without limitation, assignments of benefits and guarantees.

Senior Loan: any indebtedness incurred by Owners which is secured by any mortgage, deed of trust and related security instruments against a Facility. Initially, the Senior Debt is evidenced by that certain Master Loan Agreement between AL II Holdings, AL Investors Development (and the Facility Entities) and Guaranty Federal Bank, F.S.B. as agent for the Lenders (as defined therein) and the Lenders dated on or about the same date hereof ("Initial Senior Loan").

Third Party Payor Programs: collectively, all third party payor programs in which the Emeritus Entities presently or in the future may participate, including without limitation, Medicare, Medicaid, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance plans and employee assistance programs.

Third Party Payors: collectively, Medicare, Medicaid, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor Programs.

Title Company: First American Title Insurance Company.

Total Revenues: collectively, but without duplication all revenues generated by reason of the operation of any Facility, determined separately for each Facility, directly or indirectly received by any Facility Entity or Managers, including, without limitation, all resident revenues received or receivable for the use of, or otherwise by reason of, all rooms, units and other facilities provided, deposits received from residents under Residency Agreements, meals served, services performed, space or facilities leased pursuant to the Leases or goods sold on or from the Facility, all amounts from Third Party Payors, and all revenues from all ancillary services provided at or relating to any Facility; provided, however, that Total Revenues shall not include:

      (a) federal, state or local sales, use, gross receipts and excise taxes and any tax based upon or measured by said Total Revenues which is added to or made a part of the amount billed to the resident or other recipient of such services or goods, whether included in the billing or stated separately, which is paid to the Governmental Authority;

      (b) proceeds from sale of capital assets, including the sale of the Facility and proceeds therefrom other than sale of Furnishings and Equipment in the ordinary course of business;

      (c) proceeds of any insurance other than business interruption insurance;

      (d) proceeds of any financing or capital contributions to Owners;

      (e) interest or earnings on the Reserve Account;

      (f) any Award resulting from Condemnation;

      (g) any other income or proceeds from any source other than in the ordinary course of business of the Facility.

Except as otherwise specifically indicated, all references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "herein," "hereof", "hereunder", "hereinafter", and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof unless the context otherwise requires.

EXHIBIT B
TO MANAGEMENT AGREEMENT
WITH OPTION TO PURCHASE

Owner's Deficit Contribution

Facility                  Maximum
                          Owner's Deficit Contribution
Loyalton of Flagstaff     $400,000
Loyalton of Phoenix       $500,000
Loyalton of Hagerstown    $500,000
Loyalton of Lakewood      $500,000
Loyalton of Staunton      $500,000

EXHIBIT C
TO MANAGEMENT AGREEMENT
WITH OPTION TO PURCHASE

Determination of Purchase Price

The Purchase Price with respect to all of the Facilities means:

      (a) The amount required to repay the Senior Loan secured by all Facilities in full, including prepayment penalties or other costs of repayment; plus

      (b) The amount required to repay that portion of the Junior Loan allocable by AL II Holdings to the Facilities (which allocation, together with the allocation of the Junior Loan set forth in Exhibit B to the AL II Operating Management Agreement, shall repay the Junior Loan in full) evidenced by that certain Promissory Note dated of even date herewith, in the original principal amount of $19,704,000, including repayment of the allocable portion of principal, Base Interest, and Contingent Interest, as such terms are defined therein, plus

      (c) The amount required to repay in full the initial investment of $1,526,000 made by the members of AL II Holdings through AL Investors Development to acquire the Facilities (which amount may be reduced if all Facilities are not acquired), plus any additional contributions by AL II Holdings to AL Investors Development, plus an eighteen percent per annum rate of return, compounded annually (computed taking into account any distributions made by AL Investors Development to AL II Holdings from time to time), plus an additional amount equal to $30,520, or such lesser amount as shall equal two percent (2%) of their initial investment ("Exit Fee"), as may be increased by the Emeritus Stock Appreciation Amount, plus

      (d) The outstanding amount of any Operating Deficit Loan, plus

      (e) The reasonable costs allocable to the Facilities which AL II Holdings, AL Investors Development and its Subsidiaries will incur to dissolve and fully liquidate.

The foregoing Option Price is intended to equal the purchase price which would be required to be paid for the Facilities in connection with a dissolution and liquidation of AL Investors Development and its Subsidiaries (assuming a simultaneous closing of the Purchase Option under the AL II Operating Management Agreement), to provide a net liquidating payment to the members of AL II Holdings, after satisfaction in full of the Senior Loan and the Junior Loan allocable to the Facilities, and payment of all reasonable costs of such assumed dissolutions, equal to AL II Holdings' investment in AL Investors Development plus an 18% per annum return, compounded annually (computed taking into account periodic distributions), plus the Exit Fee as may be increased by the Emeritus Stock Appreciation Amount. The parties hereto acknowledge such intention and agree that the foregoing shall be construed accordingly.

For purposes hereof, the "Emeritus Stock Appreciation Amount" means (a) the Exit Fee divided by the arithmetic average of the closing price of one share of Emeritus common stock as reported in the Wall Street Journal for the 60-trading-day period preceding the Commencement Date plus $1, which amount is _____________; (b) the quotient of (a) multiplied by the arithmetic average of the closing price of one share of Emeritus common stock as reported in the Wall Street Journal for the 20-trading-day period preceding the Time of Closing (as defined in Section 13 of the Management Agreement); and (c) the product derived from (b) less the Exit Fee (if such number is negative, it shall be deemed zero). The foregoing calculation shall be appropriately adjusted for any dilution of Emeritus common stock occurring between the Commencement Date and the Time of Closing.


                                      C-2